Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE December 18, 2006 (4:00 p.m. Central Time)
FIRST MCMINNVILLE CORPORATION
200 EAST MAIN STREET
MCMINNVILLE, TENNESSEE 37110
Contact: Charles C. Jacobs, Chairman and Chief Executive Officer
FIRST MCMINNVILLE CORPORATION, MCMINNVILLE, TENNESSEE,
ANNOUNCES DIVIDEND
McMinnville, Tennessee, December 18, 2006 — First McMinnville Corporation today issued the following statement:
First McMinnville Corporation has voted to declare a regular dividend of $1.32 per share in addition to the dividend of $0.43 per share for shareholders of record as of December 26, 2006. The dividend is payable on January 3, 2007.
First McMinnville Corporation is a parent company of First National Bank of McMinnville, a national banking association with offices located throughout Warren County, Tennessee. First National Bank offers a full range of banking and financial services to its Customers in Warren and surrounding counties in Southern Middle Tennessee. First National Bank is celebrating its 122 years of service, having been founded in 1874. First National Bank of McMinnville’s Main Office is located at 200 East Main Street, McMinnville, Tennessee, telephone (931) 474-4402; www.fnbmt.com.
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